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           MASTER BALLOT FOR HOLDERS OF JUNIOR SUBORDINATED DEBENTURES
                             OF FLAGSTAR CORPORATION
                             CLASS 6 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
               BEFORE 5:00 P.M., EASTERN TIME, _____________, 1997








                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                        )  Case No. 97-
                                             )  Chapter 11
FLAGSTAR COMPANIES, INC.,                    )
FLAGSTAR CORPORATION,                        )  MASTER BALLOT FOR ACCEPTING OR
                                             )  REJECTING "DEBTORS' JOINT PLAN
                                    Debtors. )  OF REORGANIZATION" O BE FILED
                                             )  BY FLAGSTAR COMPANIES, INC.
                                             )  AND FLAGSTAR CORPORATION
_____________________________________________   (CLASS 6)



THIS MASTER BALLOT IS TO BE USED BY BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES FOR VOTING ON BEHALF OF BENEFICIAL OWNERS HOLDING JUNIOR SUBORDINATED DEBENTURES OF FLAGSTAR CORPORATION (THE "JUNIOR SUBORDINATED DEBENTURES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THIS MASTER BALLOT HAS NOT BEEN RECEIVED BY ______________________________ (THE "SOLICITATION AGENT") BY 5:00 P.M., EASTERN
TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), IT WILL NOT BE COUNTED. PLEASE MAIL YOUR MASTER BALLOT PROMPTLY. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar," and collectively with FCI, the "Company") are soliciting votes with respect to their joint plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to in the accompanying Disclosure and Solicitation Statement dated ____________, 1997, (the "Solicitation Statement"). Please review the Solicitation Statement and the appendices thereto carefully before completing this Master Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.




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         This Master Ballot may not be used for any purpose other than for voting to accept or reject the Plan. This Master Ballot is to be used by brokers, proxy intermediaries or other nominees for voting on behalf of beneficial owners holding the Junior Subordinated Debentures. The Junior Subordinated Debentures are classified in Class 6 in the Plan.

         FCI and Flagstar have not yet commenced their Reorganization Cases. If the Plan receives sufficient acceptances, FCI and Flagstar intend to commence their Reorganized Cases and promptly seek Confirmation of the Plan.

         The Plan can be confirmed by the bankruptcy court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Junior Subordinated Debentures and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

         In the event Class 6 does not accept the Plan, then (x) no Holder of any Claim or Interest junior to the Allowed Class 6 Interests shall receive or retain any interest or property under the Plan, and (y) the Holders of Allowed Class 6 Interests shall not receive any interest or property under the Plan.

         Under the terms of the Plan (but subject to the agreements to be made by Holders of Senior Subordinated Debentures described in the following paragraph), (i) in the event that the Holders of Junior Subordinated Debentures do not accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 4.50% of the New Common Stock that would otherwise have been distributed to Holders of Junior Subordinated Debentures and Old Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old Common Stock, and (ii) in the event that the Holders of the Old Preferred Stock do not accept the Plan but the Holders of Junior Subordinated Debentures accept the Plan, then each Holder of Senior Subordinated Debentures will receive its pro rata share of the 1.25% of the New Common Stock that would otherwise have been distributed to the Holders of the Old Preferred Stock and will be entitled to receive its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old Common Stock, and (iii) in the event that Holders of the Old Common Stock do not accept the Plan but Holders of Junior Subordinated Debentures and Old preferred Stock accept the Plan, then each Holder of Senior Subordinated Debentures will also receive its pro rata share of the New Warrants.

         Notwithstanding the terms of the Plan, it is contemplated that Holders of Senior Subordinated Debentures will agree to make distributions to the Holders of the Old Preferred Stock and Holders of the Old Common Stock if such Classes vote in favor of the Plan even if such Classes would not be entitled to a distribution under the terms of the Plan because the Plan has not been accepted by one or more senior classes. A vote in favor of the Plan by Holders of Senior Subordinated Debentures will also constitute a consent to the redistribution of the Plan consideration to which such Holders are entitled if either or both of the Classes of Holders of Junior Subordinated Debentures and Holders of Old Preferred Stock do not accept the Plan and either or both of the Classes of Holders of Old Preferred Stock and Holders of Old Common Stock do accept the Plan, such redistribution to be accomplished at the discretion of the Company either through an amendment to the indentures for the Senior Subordinated Debentures or through distributions from the Disbursing Agent. Accordingly, (i) if the Holders of the Junior Subordinated Debentures do not accept the Plan but the Holders of the Old Preferred Stock accept the Plan, Holders of the Old Preferred Stock will receive New Common Stock representing 1.25% of the New Common Stock of Reorganized Flagstar, and (ii) if the Holders of Junior Subordinated Debentures or the Holders of the Old Preferred Stock do not accept the Plan but Holders of the Old Common Stock accept the Plan, Holders of the Old Common Stock will receive the New Warrants.

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         The record date (the "Record Date") for purposes of determining which holders of Junior Subordinated Debentures are eligible to vote on the Plan is ____________, 1997. Only holders of Junior Subordinated Debentures in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Plan. Holders of Junior Subordinated Debentures who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote on the Plan must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Master Ballot.

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PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT
BEFORE COMPLETING THE MASTER BALLOT:

ITEM 1. AGGREGATE PRINCIPAL AMOUNT OF JUNIOR SUBORDINATED DEBENTURES AS TO WHICH VOTES ARE CAST.

         The undersigned is a registered or record owner of, or has been granted a proxy or power of attorney for, $_______________ principal amount of Junior Subordinated Debentures, for which voting instructions have been received from beneficial owners (the "Beneficial Owners") of such Junior Subordinated Debentures as listed in Item 3 below.

ITEM 2. CLASS 6 UNDER THE PLAN (JUNIOR SUBORDINATED DEBENTURES) VOTE -- AGGREGATE AMOUNT.

         The Beneficial Owners of Junior Subordinated Debentures vote as follows:


                  To Accept the Plan ___________________________________________
                                         Aggregate principal amount of
                                         Junior Subordinated Debentures

                  To Reject the Plan ___________________________________________
                                         Aggregate principal amount of
                                         Junior Subordinated Debentures

ITEM 3. CLASS 6 UNDER THE PLAN (JUNIOR SUBORDINATED DEBENTURES) VOTE -- NUMBER OF BENEFICIAL OWNERS.

         The undersigned certifies that the following Beneficial Owners of Junior Subordinated Debentures or those on the attached list, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting the following votes (indicate the aggregate principal amount voted by each respective Beneficial Owner under the appropriate column. Please use additional sheets of paper if necessary):



                                                          PRINCIPAL AMOUNT OF JUNIOR SUBORDINATED
                                                          DEBENTURES VOTED

                  CUSTOMER ACCOUNT NUMBER FOR EACH                 TO ACCEPT THE                     TO REJECT THE
                     BENEFICIAL OWNER OF JUNIOR                        PLAN                              PLAN
                       SUBORDINATED DEBENTURES

       1.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       2.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       3.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       4.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       5.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       6.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       7.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       8.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

       9.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

      10.                                                 $                                 $
              -----------------------------------------    ------------------------------    -----------------------

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ITEM 4. CERTIFICATION AS TO JUNIOR SUBORDINATED DEBENTURES HELD IN ADDITIONAL
ACCOUNTS.

         The undersigned certifies that it has transcribed below the information, if any, as to the Junior Subordinated Debentures held in additional accounts as provided in Item 3 of each Ballot received by the undersigned from a Beneficial Owner:


               YOUR CUSTOMER ACCOUNT                                                                    PROPOSED AMOUNT OF
                  NUMBER FOR EACH           REGISTERED HOLDER OR                                        JUNIOR SUBORDINATED
                 BENEFICIAL OWNER         NOMINEE OF OTHER ACCOUNT        OTHER ACCOUNT NUMBERS     DEBENTURES HELD IN
                                                                                                     OTHER ACCOUNTS AND VOTED

       1.                                                                                           $
          --------------------------      ------------------------        ----------------------     ------------------------
       2.                                                                                           $
          --------------------------      ------------------------        ----------------------     ------------------------

       3.                                                                                           $
          --------------------------      ------------------------        ----------------------     ------------------------

       4.                                                                                           $
          --------------------------      ------------------------        ----------------------     ------------------------

       5.                                                                                           $
          --------------------------      ------------------------        ----------------------     ------------------------


ITEM 5. By signing this Master Ballot, the undersigned certifies that each Beneficial Owner of Junior Subordinated Debentures whose votes are being transmitted by this Master Ballot has been provided with a copy of the Ballot and the Solicitation Statement and the appendices thereto.

ITEM 6. By signing this Master Ballot, the undersigned certifies that: (i) it received a separate, complete and fully executed Ballot with respect to each Beneficial Owner referenced in Item 3 of this Master Ballot and (ii) it is the registered or record owner of, or has been granted a proxy or power of attorney for, the aggregate principal amount of Junior Subordinated Debentures set forth in Item 1. The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Solicitation Statement.


                                      Name: ____________________________________
                                                     (Print or Type)

                                      __________________________________________
                                        Social Security or Federal Tax I.D. No.

                                      Signature: _______________________________

                                      By: ______________________________________
                                          (If Appropriate)

                                      Title: ___________________________________
                                             (If Appropriate)

                                      Address: _________________________________
                                               Street

                                      __________________________________________
                                      City, State and Zip Code

                                      Telephone Number: (___)___________________

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         THIS MASTER BALLOT MUST BE RECEIVED BY THE SOLICITATION AGENT,
                 ______________________________, AT THE ADDRESS
                    LISTED BELOW, BY 5:00 P.M., EASTERN TIME,
        ON ____________, 1997 (UNLESS EXTENDED), OR THE VOTES TRANSMITTED
                           HEREBY WILL NOT BE COUNTED.



                          [NAME OF SOLICITATION AGENT]



                        By Mail/Hand/Overnight Delivery:
                         [address of solicitation agent]

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                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT


         THE MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Plan, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Master Ballot. Surrender of Junior Subordinated Debentures for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.

         To have the Beneficial Owners' votes count, you must complete, sign and return this Master Ballot so that it is received by the Solicitation Agent not later than 5:00 p.m., Eastern time, on ____________, 1997, unless extended at the sole discretion of the Company. If you receive Ballots from Beneficial Owners after ____________, 1997, please retain all such Ballots and notify the Solicitation Agent of your receipt of such late Ballots.

         If you complete and return more than one Master Ballot and the later dated Master Ballot(s) supplement rather than supersede the earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words "Additional Votes" or such other language as you customarily use to indicate votes that are not meant to revoke earlier votes.

         To properly complete the Master Ballot, take the following steps:

                  (a) provide appropriate information for each of the items on the Master Ballot. Please note that Items 3 and 4 request information which should be set forth in the Ballots received by you from each individual beneficial owner for whom you hold Junior Subordinated Debentures. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each beneficial owner and his or her assigned sequential number);

                  (b) indicate in Item 2 the aggregate principal amount of Junior Subordinated Debentures held by you as the registered or record holder on behalf of the Beneficial Owners, or for which you have been granted a power of attorney, that has voted to accept or to reject the Plan;

                  (c) indicate in Item 3 each Beneficial Owner's vote to accept or to reject the Plan;

                  (d) provide in Item 4 the information provided by each Beneficial Owner with respect to Junior Subordinated Debentures held by such Beneficial Owners in other accounts;

                  (e)      sign and date the Master Ballot;

                  (f) if you are completing this Master Ballot on behalf of another entity, state your title with such entity and the capacity in which you are signing;

                  (g) provide your name and mailing address if different from the preprinted address on the Master Ballot or if no preprinted address appears on the Master Ballot; and

                  (h) please use additional sheets of paper if additional space is required to respond to any item on the Master Ballot (clearly marked to indicate the applicable item of the Master Ballot).

         Please contact the Solicitation Agent in order to arrange for delivery of the completed Master Ballot to its offices.

         o You should deliver a Ballot and Solicitation Statement to each beneficial owner of the Junior Subordinated Debentures and take any action required to enable each such beneficial owner to vote his respective Junior Subordinated Debentures to accept or reject the Plan. With regard to any Ballots returned to you, you must either (i) execute and forward such Ballots to the Solicitation Agent or (ii)(a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot, (b) execute the Master Ballot and (c) arrange for delivery of such Master Ballot to the Solicitation Agent. THE COMPANY REQUESTS THAT YOU RETAIN IN YOUR FILES THE BALLOTS RECEIVED FROM THE BENEFICIAL OWNERS (INCLUDING LATE OR INCOMPLETE BALLOTS, IF ANY) UNTIL THE COMPANY NOTIFIES YOU THAT THE PLAN HAS BEEN CONFIRMED BY THE BANKRUPTCY COURT.

         o If you are both the registered or record owner and beneficial owner of any principal amount of Junior Subordinated Debentures or if you have a proxy from a beneficial owner to vote for such beneficial owner and you wish to vote such Junior Subordinated Debentures, you must return a Ballot.

         No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to your clients. We will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Plan.



         IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE SOLICITATION AGENT AT [TELEPHONE #].

                     (THIS PAGE IS FOR USE AS A PROXY ONLY.
                IT NEED NOT BE COMPLETED AS PART OF THE BALLOT)


                              PROXY WITH RESPECT TO
                         SOLICITATION OF ACCEPTANCES FOR
                                       THE
                            PLAN OF REORGANIZATION OF
                FLAGSTAR COMPANIES, INC. AND FLAGSTAR CORPORATION
                         FROM THE HOLDERS OF OUTSTANDING

                               JUNIOR SUBORDINATED
                       DEBENTURES OF FLAGSTAR CORPORATION


         The undersigned hereby irrevocably appoints __________________________
_______________________________________________________________________________
as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan (as defined below) with respect to the Junior Subordinated Debentures (the "Junior Subordinated Debentures"), pursuant to the Solicitation Statement dated ____________, 1997, in which Flagstar Companies, Inc. and Flagstar Corporation (collectively, the "Company") are soliciting acceptances from record holders of the Junior Subordinated Debentures as of the close of business on ____________, 1997 (the "Record Date") for its plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON ____________, 1997 UNLESS EXTENDED BY THE COMPANY.


Name(s): __________________________  Signature(s): _____________________________

         __________________________                _____________________________

                                     By:           _____________________________

                                     Title:        _____________________________

                                     Dated:        _____________________________


                                     Signatures Guaranteed By:

                                     ___________________________________________
                                                (Name of Institution)

                                     ___________________________________________
                                                 Authorized Signature

                                     ___________________________________________
                                                       Title

Principal Amount of
Junior Subordinated Debentures Owned:  $________________________________________


         This proxy must be executed by the record holder(s) at the close of business on the Record Date in exactly the same manner as the name(s) appear(s) on the Junior Subordinated Debentures to which this proxy relates. If the Junior Subordinated Debentures to which this proxy relates are held of record by two or more joint holders on the Record Date, all such holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Junior Subordinated Debentures owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.

         Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Junior Subordinated Debentures held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.

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